                                                                      Exhibit 21
                                                                      ----------
                                                      Subsidiaries of Registrant
                              WMS INDUSTRIES INC.
                                      AND
                           SUBSIDIARIES & AFFILIATES
                                 AS OF 6/30/95

                                                            Date and
                    Type of                % of              State            Jurisdictions
Name & Tax ID No.   Business             Ownership          Organized           Qualified
-----------------   --------             ---------          ---------         -------------
PARENT:
------
WMS Industries      Holding company      Public             11/20/74          New York-1/18/83
Inc.                                                        Delaware          Illinois-3/29/91
36-2814522                                                                    Mississippi-12/28/94
                                                                              Nevada-7/27/95
SUBSIDIARIES:  (HOTELS AND CASINOS)
------------

El Conquistador     Ferryboat Shuttle    100% by WHGI       9/30/93           - -
Ferryboat Inc.                                              Puerto Rico
66-0499293

ESJ Hotel           Holding company      100%               6/4/84            - -
Corporation                                                 Delaware
13-3237264

Isla Verde Tourism  Parking Lot          100% by WHGI       11/6/92           - -
  Parking Corp.     Concession Holder                       Puerto Rico

Posadas de Puerto   Hotel and casino     95% by             6/13/83           Puerto Rico
Rico Associates,    ownership            WMS Hotel          Delaware          7/15/83
Incorporated
66-0401424

Posadas Finance     Holding company      100% by Pos. de    8/12/88           - -
Corporation                              PR Assoc. Inc.     Delaware
52-1635050

WMS El Con Corp.    Holding company      100%               10/11/89          - -
06-1288059                                                  Delaware

WMS Hotel           Holding company      100%               6/13/83           - -
Corporation                                                 Delaware
  (Name Change 5/20/87
   from Williams Hotel Corporation)
36-3277014

Williams Hotel      Holding company      100%               5/20/87           New York-3/1/88
Corporation                                                 Delaware          Surrendered-3/15/93
13-3408888

Williams            Hotel management     62% by             6/13/83           Puerto Rico-7/5/83
Hospitality                              WMS Hotel          Delaware
Group Inc.
  (Name Change 11/3/93
   from Williams Hospitality Management Corporation)
66-0408507

WMS Property Inc.   R.E. Holding Co.     100%               8/27/93           Puerto Rico-9/15/93
36-3906015                                                  Delaware

                                                          Date and
                   Type of                   % of         State          Jurisdictions
Name & Tax ID No.  Business                Ownership      Organized      Qualified
-----------------  --------                ---------      ---------      -------------
SUBSIDIARIES:  (GAMES)
------------
Lenc-Smith Inc.    Manufacturer of         100%           3/23/92        Illinois
36-3843629         amusement games                        Delaware       11/4/92

Midway             Manufacturer of         100%           7/15/88        Illinois
Manufacturing      amusement games                        Delaware       8/3/88
Company
22-2906244

WMS Games Asia     Holding Company         79% by         9/7/93         --
Limited                                    WMS Games      Hong Kong
Bus.Reg.Cert. 17358232-000-09-93-2         1% by WEG

WMS Games          Promotion and           100%           11/26/92       - -
(Europe) GmbH      Marketing of Games                     Germany

WMS Games Inc.     Holding company         100%           8/25/88        Mississippi
13-3491757                                                Delaware

WMS Games Sales    Foreign Sales           100%           4/26/93        - -
Corporation        Corporation                            Barbados
98-0132712

WMS Games Parts    Amusement games         100%           2/28/90        Illinois
& Service Inc.     part sales                             Delaware       11/8/91
36-3741556

WMS Gaming Inc.    Manufacture of          100%           6/5/91         IL - 6/21/91
36-3770687         Video Lottery                          Delaware       SD - 6/12/91
                   Terminals and                                         MT - 9/4/91
                   Gaming Machines                                       OR - 12/12/91
                                                                         LA - 12/16/91
                                                                         WV - 2/3/92
                                                                         RI - 10/1/92
                                                                         CO - 11/24/92
                                                                         MS - 2/5/93
                                                                         NV - 5/10/93
                                                                         WI - 11/5/93
                                                                         ND - 5/13/94
                                                                         MO - 8/26/94
                                                                         IN - 9/23/94
                                                                         IO - 9/22/94
                                                                         NJ - 9/26/94
                                                                         AZ - 11/4/94
                                                                         MN - 5/22/95
                                                                         CT - 6/16/95

WMS Gaming         Manufacture of          100%           5/24/93
(Nevada) Inc.      Video Lottery                          Nevada
36-3895992         Terminals and
                   Gaming Machines

Williams Elec-     Manufacturer of         100%           4/13/84        Illinois-1/17/86
tronics Games,     Amusement games                        Delaware
Inc.
36-3331124

Williams Enter-    Design, manufacture     100%           12/16/93       CA - 4/27/94
tainment Inc.      and sale of amusement                  Delaware       TX - 4/22/94
36-3933621         games for home systems


                                                            Date and
                                                            ------------
                     Type of                 % of           State          Jurisdictions
                     --------               -----           -----          -------------
Name & Tax ID No.    Business               Ownership       Organized      Qualified
-----------------    --------               ---------       ---------      -----------
Williams             Manufacturer of        100%            9/18/84        Illinois
Innovative           amusement games                        Delaware       10/17/84
Technologies, Inc.
36-3371266

Williams/            Design, manufacture    50% by          3/15/94        [Illinois
Nintendo Inc.        and sale of amusement  WMS Games       Delaware        Pending]
[ID# App. For]       games for home systems

PARTNERSHIPS:
-------------

El Conquistador      Hotel and casino       50%             01/16/90
Partnership L.P.     ownership              by WKA          Delaware
06-1288145                                  [23.3% WMS]

Las Casitas          El Conquistador        50% by          4/27/93        - -
Development          Condominium            WKA El Con      Puerto Rico
Company I, S         development            Associates
en C (S.E.)

Posadas de San       Hotel and casino       50% by          07/30/84
Juan Associates      ownership              ESJ Hotel       New York
66-041121

WKA Development,     Real Estate            98% WHGI        6/1/91         - -
S.E.                 Holding Company        2% WKA El Con   Puerto Rico
66-0476163
(formerly WMS Development, S.E.)

WKA El Con           Partner in El          46.54% by       01/09/90
Associates           Conquistador L.P.      WMS El Con      New York
06-1288143

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